Exhibit 10.3

COMMERCIAL NOTE: BORROWING BASE ADDENDUM/REVOLVING  (OHIO)

Amount	City, State	Date	FOR BANK USE ONLY
$2,500,000.00	Cleveland, OH	3/27/2006	Obligor #
Obligation #
Office

This Borrowing Base Addendum (this  "Addendum") is made by Hickok Incorporated ("Borrower"), an Ohio corporation, at the place and as of the date first set forth above.

Borrower has executed and delivered to National City Bank ("Bank") a promissory note  (the  "Note") of even date herewith in the face amount set forth above and captioned Commercial Note: Revolving Credit.

This Addendum is hereby made a part of the Note and the Note is hereby supplemented by adding the following provisions thereto:

Additional Conditions: Subject Loans.

Borrower shall not be entitled to obtain any Subject Loan if, after giving effect to that Subject Loan and all others for which requests are then pending, the aggregate unpaid principal balance of the Subject Loans would exceed the lesser of either the then amount of the Subject Commitment  or an amount (the  "Borrowing  Base") equal to the sum of

(i)  an amount equal to Eighty Five percent  (85%)  of the then net book value (after deducting any discount or other incentive for early payment but without deducting any bad debt reserve) of all Eligible Receivables, plus

(ii)  an amount equal to the lesser of either Forty percent  (40%)  of the then value (determined at the lower of cost or market on a first-in, first-out basis) of all Eligible Inventory or One Million and 00/100 dollars ($1,000,000.00), all as determined in good faith by Bank on Bank's receipt of each month-end Borrowing Base Report and at such other times as Bank in its sole discretion shall deem advisable, on the basis, in Bank's sole discretion, of the then most recent Borrowing Base Report received by Bank, or the then most recent field audit (if any) made by Bank (or one or more Persons selected by Bank) or any other information obtained by Bank. Bank shall have the right in its sole discretion, at any time and from time to time, to change either or both of the foregoing percentages by giving Borrower not less than ten  (10)  days prior written notice of the percentage or percentages as so changed and the effective date of the change.

Mandatory Prepayment. Borrower shall prepay the principal of the Subject Loans whenever Bank determines in good faith that the aggregate unpaid principal balance of the Subject Loans exceeds the Borrowing Base, by an amount equal to the excess.

Additional Event of Default. It shall be an Event of Default if Bank shall not receive a Borrowing Base Report upon each request of Bank therefore and, in any case, within fifteen  (15) days after the end of each calendar month.

Definitions. As used in this Addendum, except where the context clearly requires otherwise, "Account"  means any right to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not it has been earned by performance, and includes, without limitation, all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract; "Account  Debtor"  means any Person who, or any of whose property, shall at the time in question be obligated in respect of all or any part of a Receivable or any part thereof and includes, without limitation, co-makers, indorsers, guarantors, pledgors, hypothecators, mortgagors, and any other Person who agrees, conditionally or otherwise, to make any loan to, purchase from, or investment in, any other Account Debtor or otherwise assure Borrower against loss on any Receivable in which Borrower now has or hereafter acquires any rights; "Borrowing  Base  Report"  means a report, certified by an appropriate officer of Borrower to be true and complete to the best of the officer's knowledge and belief, setting forth the Borrowing Base as of the date on which that report is prepared, and otherwise being in form and detail satisfactory to Bank; "Chattel  Paper" means a writing or writings (other than a charter or other contract involving the use or hire of a vessel) which evidence both a monetary obligation and a security interest in or a lease of specific goods, and, when a transaction is evidenced both by such a security agreement or lease and by an Instrument or series of Instruments, the group of writings taken together constitutes Chattel Paper; "Document"  means  (a)  a document that purports to be issued by or addressed to a bailee and that purports to cover goods that are in the bailee's possession that are either identified or fungible portions of an identified mass, and includes a bill of lading, dock warrant, dock receipt, warehouse receipt, or order for the delivery of goods, and any other document that in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold, and dispose of the document and the goods it covers or  (b)  a receipt issued by the owner of goods including distilled spirits or agricultural commodities that are stored under a statute requiring a bond against withdrawal or a license for the issuance of receipts in the nature of a warehouse receipt; "Eligible Receivable"  means any duly invoiced Account of which Borrower is the sole owner and in which Bank has an enforceable and duly perfected first priority security interest, except any such Account  (a)  which is not payable in installments and which shall not have been paid in full within ninety  (90)  days after the original due date or the date first invoiced to the Account Debtor, whichever first elapses,  (b)  which is payable in installments  (i)  if it was not by its terms so payable when first invoiced to the Account Debtor,  (ii)  if any installment thereof shall not have been paid in full within sixty  (60)  days after its original due date, or  (iii)  to the extent that any installment thereof is not payable within ninety  (90)  days after the date of determination,  (c)  if the Account Debtor thereon is then obligated to Borrower on other Accounts and if more than twenty five percent (25%), by amount, of all Accounts on which that Account Debtor is then obligated to Borrower are excepted under clauses  (a)  and  (b)  above,  (d)  if the Account Debtor thereon is then obligated to Borrower on other Accounts, to the extent that the aggregate amount of all Accounts upon which that Account Debtor is then obligated to Borrower exceeds N/A  (N/A%) of all Eligible Receivables,  (e)  if the payment of which by the Account Debtor is not, or does not remain, unconditional,  (f)  if and to the extent that the Account Debtor has asserted a defense or offset of any kind against the payment thereof,  (g)  which according to its terms may be paid by the Account Debtor by an offset of any claim of the Account Debtor or any other Person against Borrower,  (h)  which arises other than from a sale of Inventory in the ordinary course of Borrower's business,  (i)  if the Account Debtor thereon is an Affiliate, director, officer, employee, or agent of Borrower or of any Affiliate of Borrower,  (j)  if the Account Debtor thereon is insolvent or is the subject of any Proceeding or is, at the time in question, in default in any way on an existing obligation (except any obligation classified as an Account) to Borrower,  (k)  if the Account Debtor thereon is not a resident of the United States of America or is not subject to service of legal process in the United States of America or Canada, unless payment of the Account is assured by an irrevocable letter of credit in form and substance satisfactory to Bank and issued by a financial institution that is a resident of the United States of America, is subject to service of legal process in the United States of America, and is otherwise satisfactory to Bank, or, if the Account Debtor is a resident of Canada, unless Borrower shall have taken or caused to be taken all actions from time to time requested by Bank in order to assure the attachment, enforceability, and perfection of Bank's security interest under the law of each province in which the Account Debtor resides, and shall have furnished to Bank such written evidence (including, without limitation, one or more opinions of legal counsel rendered to Bank by counselors authorized to practice law in each such province), in form and substance satisfactory to Bank, that all such actions have been taken  (l)  if the Account Debtor thereon is a resident of any jurisdiction denying creditors access to its courts in the absence of qualification to transact business therein or the filing of a so-called "notice of business activities report" or other similar filing, unless Borrower has taken all action required by the jurisdiction in question to have access to its courts,  (m)  which is subject to any law (including, without limitation, the Assignment of Claims Act of 1940  (31  USC  3272, et seq. and 41  USC  15 et seq.), rule, regulation, order, or agreement now or hereafter in effect which restricts or requires notice of or consent to assignment, unless all such required notices shall have been given, all such required consents shall have been obtained, and all other requirements shall have been complied with in order that Bank shall have the unconditional right to enforce the Account against the Account Debtor thereon,  (n)  is subject to any mortgage, security interest, or other lien securing payment or performance of any obligation other than Bank Debt,  (o)  which is described in any financing statement naming any Person other than Bank as the secured party of record, or  (p)  the collection of which Bank, in the exercise of its good faith judgment, determines to have become impaired for any reason; "Instrument" means a negotiable instrument, or a certificated security, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary indorsement or assignment; "Person"  means an individual or entity of any kind, including, without limitation, any association, company, cooperative, corporation, partnership, trust, governmental body, or any other form or kind of entity; "Proceeds" means whatever is received or receivable upon sale, exchange, collection, or other disposition of any property or Proceeds, whether directly or indirectly, and includes, without limitation, the proceeds of any casualty, liability, or title insurance relating to any such property and any goods or other property returned after any such sale, exchange, collection, or other disposition; "Products" means property directly or indirectly resulting from any manufacturing, processing, assembling, or commingling of any goods; "Equipment"  means goods that  (a)  are used or bought for use primarily in business, including, without limitation, farming or a profession, or by a Person who is a nonprofit organization or a governmental subdivision or agency or  (b)  are not Inventory, farm products, or consumer goods; "Eligible  Inventory"  means all Inventory owned by Borrower in which Bank has an enforceable and duly perfected first priority security interest, except any such Inventory  (a)  which has been returned to Borrower after sale or lease thereof or which Bank, in the exercise of its good faith judgment, determines to be defective, unmerchantable, or obsolete for any reason,  (b)  which is not located in the United States of America or Canada, provided, that in the case of any such Inventory located in Canada, Borrower shall have taken or caused to be taken all actions from time to time requested by Bank in order to assure the attachment, enforceability, and perfection of Bank's security interest under the law of each province in which any such Inventory is located, and shall have furnished to Bank such written evidence (including, without limitation, one or more opinions of legal counsel rendered to Bank by counselors authorized to practice law in each such province), in form and substance satisfactory to Bank, that all such actions have been taken,  (c)  which consists of work in process or packaging and other materials (except raw materials) used or consumed in Borrower's business, or consisting of finished goods which for whatever reason do not conform to the order pursuant to which those finished goods were ordered,  (d)  which is produced in violation of the Fair Labor Standards Act and is subject to the so-called "hot goods" provisions contained in 29  USC  215(a)(i), or which fails to comply with any standard imposed by any governmental Person having authority over the disposition, manufacture, or use of that Inventory,  (e)  which is covered by a Document unless the Document is in the possession and control of Bank,  (f)  which is in the possession of any bailee unless that Inventory, together with all Proceeds and Products thereof, has been described by item or type in  (i)  appropriately signed financing statements  (A)  naming the bailee as consignee, Borrower as consignor, and Bank as assignee of the consignor,  (B)  having been duly filed, before the bailee receives possession of any such Inventory, with all filing officers with whom filing is required to perfect Bank's security interest therein, and  (C)  being otherwise in form and substance satisfactory to Bank,  (ii)  a written notification which shall  (A)  have been received, within five  (5)  years before the bailee receives possession of any such Inventory, by each holder of a security interest in property of the bailee, and  (B)  state that Borrower expects to deliver goods on consignment to the bailee, and  (iii)  a Document which shall have been duly issued by the bailee in the name of Bank and which shall comply with clause  (e)  and otherwise be in form and substance satisfactory to Bank,  (g)  which, unless in the possession of a bailee, is located in or upon any real estate that is not owned in fee simple absolute by Borrower free of all encumbrances except any in favor of Bank, unless  (i)  Bank shall have been granted an enforceable and duly perfected first priority mortgage lien on that real estate pursuant to a writing in form and substance satisfactory to Bank or  (ii)  each owner or encumbrancer of that real estate shall have executed and delivered to Bank a writing pursuant to which the owner or encumbrancer, as the case may be, shall have, among other things, consented to Bank's security interest in that Inventory and all Proceeds and Products thereof, and shall have granted Bank (or one or more other Persons selected by Bank) the right to enter upon such real estate and remove all or any part of that property therefrom without liability except to pay for the repair of any physical damage to such real estate that is proximately caused by any such removal,  (h)  which is subject to any consignment, lease, or other title retention contract,  (i)  which is subject to any mortgage, security interest, or other lien securing payment or performance of any obligation other than Bank Debt, or  (j)  which is described in any financing statement naming any Person other than Bank as the secured party of record; "Inventory"  means goods that are held by a Person who holds them for sale or lease or to be furnished under contracts of service or if that Person has so furnished them, or if they are raw materials, work in process, or materials used or consumed in a business, except that Inventory does not include Equipment; and the foregoing definitions shall be applicable to the respective plurals of the foregoing defined terms.

Borrower:
Hickok Incorporated

By: ___/s/ Gregory M. Zoloty________
Printed Name: Gregory M. Zoloty
Title: Chief Financial Officer

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.